  As filed with the Securities and Exchange Commission on December 11, 1995.
                                                 Registration No.  33-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            ______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        SUNGARD/(R)/ DATA SYSTEMS INC.
            (Exact name of Registrant as specified in its charter)


DELAWARE                                                         51-0267091
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or               1285 DRUMMERS LANE           Identification
organization)                 WAYNE, PENNSYLVANIA  19087           Number)
              (Address of Principal Executive Offices) (Zip Code)

                           SUNGARD DATA SYSTEMS INC.
                       CERTAIN OPTIONS OUTSTANDING UNDER
                  INTELUS CORPORATION 1986 STOCK OPTION PLAN,
                INTELUS CORPORATION 1988 STOCK OPTION PLAN AND
                RENAISSANCE SOFTWARE INC. AMENDED AND RESTATED
                          1992 EQUITY INCENTIVE PLAN
                           (Full title of the plans)

                          LAWRENCE A. GROSS, ESQUIRE
                           SUNGARD DATA SYSTEMS INC.
                              1285 DRUMMERS LANE
                           WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
                    (Name, address, including zip code and
                    telephone number, including area code,
                             of agent for service)

                                            CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                           PROPOSED              PROPOSED
                                                            MAXIMUM              MAXIMUM            AMOUNT OF
     TITLE OF SECURITIES             AMOUNT TO BE       OFFERING PRICE          AGGREGATE          REGISTRATION
       TO BE REGISTERED               REGISTERED           PER SHARE          OFFERING PRICE           FEE
-------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01           87,263             $29.25 (1)         $2,552,442.75            $881
 per share
===================================================================================================================

(1) Pursuant to Rule 457(h), based upon the average of the high and low sale prices of SunGard Data Systems Inc. Common Stock, par value $.01 per share, reported on The Nasdaq Stock Market on December 5, 1995.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1. Plan Information.
--------------------------

        The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.
-------------------------------------------------------------------

        The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
-------------------------------------------------------

        The following documents filed with the Commission are incorporated herein by reference:

        (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

        (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above;

        (iii) The description of the Company's Common Stock which is incorporated by reference in the Company's Registration Statement on Form 8-A (File No. 0-14232) filed on February 14, 1986 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

        All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
---------------------------------

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.
----------------------------------------------

        Legal Opinion.
        -------------

        Lawrence A. Gross, Esquire, who prepared the opinion attached as Exhibit
5.1 as to the legality of the shares of the Company's Common Stock issuable to certain option holders pursuant to the Intelus Corporation 1986 Stock Option Plan, the Intelus Corporation 1988 Stock Option Plan and the Renaissance Software Inc. Amended and Restated 1992 Equity Incentive Plan, is Vice President and General Counsel of the Company, and, as of the date hereof, owns 3,528 shares of the Company's Common Stock.

        Experts.
        -------

        The consolidated balance sheets of SunGard and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

        The balance sheets of Intelus Corporation as of December 31, 1994 and 1993 and the related statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1994 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

        The financial statements of MACESS Corporation as of December 31, 1994 and 1993 and for the years then ended have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Ernst & Young LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

        The consolidated financial statements of Renaissance Software Inc. for the year ended March 31, 1995 incorporated in this Registration Statement on Form S-8 of SunGard Data Systems Inc. by reference from SunGard Data Systems Inc.'s Form 8-K filed October 6, 1995 have been audited by Deloitte & Touche LLP, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

        The Company's Bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

        The Delaware General Corporation Law also provides that a Delaware corporation may, by amendment to its certificate of incorporation, eliminate personal liability of its directors to the corporation and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. The Company has adopted an amendment to the Company's Certificate of Incorporation which limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. The Company has also entered into indemnification agreements with its directors and officers, providing for indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The indemnification agreements do not provide indemnification for, among other things, conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct.

        The Company has obtained directors' and officers' liability insurance which covers certain liabilities, including liabilities to the Company and its stockholders, in the amount of $20 million.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

        Not Applicable.

Item 8.  Exhibits
-----------------

        The following exhibits are filed as part of the Registration Statement.

        Exhibit No.                 Description
        ----------                  -----------
             5.1             Opinion of Counsel regarding legality.

            23.1             Consent of Coopers & Lybrand L.L.P. with respect to
                             SunGard.

            23.2             Consent of Coopers & Lybrand L.L.P. with respect to
                             Intelus Corporation.

            23.3             Consent of Ernst & Young LLP with respect to MACESS
                             Corporation.

            23.4             Consent of Deloitte & Touche LLP with respect to
                             Renaissance Software Inc.

            23.5             Consent of Counsel (included as part of Exhibit
                             5.1).

            24.1 Power of Attorney (included as part of the signature page)

Item 9.  Undertakings
         ------------

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

               (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the 11th day of December, 1995.


                                        SunGard Data Systems Inc.

                                        By:   /s/ James L. Mann
                                        ---------------------------------------
                                                 James L. Mann, Chairman,
                                                 President and Chief Executive
                                                 Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Mann and Michael J. Ruane, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                                    Title                                 Date
----                                    -----                                 ----

/s/ James L. Mann                       Chairman, President and             December 11, 1995
------------------------------------
James L. Mann                           Chief Executive Officer
                                        (principal executive officer)


/s/ Michael J. Ruane                    Vice President-Finance              December 11, 1995
------------------------------------
Michael J. Ruane                        and Chief Financial Officer
                                        (principal financial officer)


/s/ Andrew P. Bronstein                 Vice President and Controller       December 11, 1995
------------------------------------
Andrew P. Bronstein                     (principal accounting officer)


/s/ Gregory S. Bentley                  Director                            December 11, 1995
------------------------------------
Gregory S. Bentley


/s/ Michael C. Brooks                   Director                            December 11, 1995
------------------------------------
Michael C. Brooks

                      (SIGNATURES CONTINUED ON NEXT PAGE)

Name                                     Title                                 Date
----                                     -----                                 ----

/s/ Albert A. Eisenstat                 Director                            December 11, 1995
------------------------------------
Albert A. Eisenstat


/s/ Bernard Goldstein                   Director                            December 11, 1995
------------------------------------
Bernard Goldstein


/s/ Michael Roth                        Director                            December 11, 1995
------------------------------------
Michael Roth


/s/ Malcolm I. Ruddock                  Director                            December 11, 1995
------------------------------------
Malcolm I. Ruddock


/s/ Lawrence J. Schoenberg              Director                            December 11, 1995
------------------------------------
Lawrence J. Schoenberg